Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of October 25, 2012, between Dean Foods Company, a Delaware corporation (“Dean Foods”), and The WhiteWave Foods Company, a Delaware corporation (the “Company”).

WHEREAS, the Company is offering and selling to the public (the “IPO”) by means of a Registration Statement (File No. 333-183112) initially filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 on August 7, 2012 (the “Registration Statement”) shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock,” and together with the Class B Common Stock, the “Common Stock”);

WHEREAS, in connection with the IPO, Dean Foods and the Company have entered into a Separation and Distribution Agreement of even date herewith (the “Separation and Distribution Agreement”) and certain other ancillary agreements;

WHEREAS, Dean Foods currently owns all of the issued and outstanding shares of the Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”);

WHEREAS, each share of Class B Common Stock is convertible into one share of Class A Common Stock, on the terms and subject to the conditions set forth in the Company’s Amended and Restated Certificate of Incorporation;

WHEREAS, Dean Foods intends to preserve its ability to evaluate strategic options with respect to its remaining ownership interest in the Company after the IPO consistent with its rights and obligations under the Separation and Distribution Agreement, including pursuant to Section 4.6 thereunder after the Distribution Date (as defined in the Separation and Distribution Agreement); and

WHEREAS, Dean Foods and the Company desire to make certain arrangements to provide Dean Foods with registration rights with respect to the shares of Class A Common Stock issuable upon conversion of Class B Common Stock that it holds;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Effectiveness of Agreement

1.1 Effective Time. This Agreement shall become effective upon the IPO Settlement (as defined in the Separation and Distribution Agreement) (the “Effective Time”).

Registration Rights Agreement

1.2 Shares Covered. This Agreement covers all shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock that are beneficially owned by Dean Foods as of the Effective Time (the “Shares”). The Shares shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

Dean Foods and any Permitted Transferees (as defined in Section 2.5) are each referred to herein as a “Holder” and collectively as the “Holders” and the Holders of Shares proposed to be included in any registration under this Agreement are each referred to herein as a “Selling Holder” and collectively as the “Selling Holders.”

Section 2. Demand Registration.

2.1 Notice. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that the Company effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration (as such term is defined in Section 2.6)), the Company will, within five days of receipt of such notice from any Holder, give written notice of the proposed registration to all other Holders, if any, and will use its commercially reasonable efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by the Company within 15 days after receipt of the Company’s written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a “Demand Registration”); provided, however, that:

(a) the Company shall not be obligated to effect registration with respect to Shares pursuant to this Section 2 (i) in violation of Section 4(h) of the underwriting agreement entered into in connection with the IPO or (ii) within 90 days after the effective date of a previous registration, other than a Shelf Registration, effected with respect to Shares pursuant to this Section 2;

(b) if at the time a Demand Registration is requested pursuant to this Section 2, the Company determines in the good faith judgment of the general counsel of the Company, to be confirmed within 15 days by the Company’s board of directors (the “Board”), that such registration would (because of the existence of, or in anticipation of, any acquisition, divestiture, or financing activity, or the unavailability for reasons beyond the Company’s reasonable control of any required financial statements, or any other event or condition of similar significance to the Company) be significantly disadvantageous (a “Disadvantageous Condition”) to the Company for such registration to be filed and become effective, and setting forth the general reasons for such determination, the Company may postpone the filing or effectiveness (but not the preparation) of such registration until the earlier of (i) 15 business days after the date on which the Disadvantageous Condition no longer exists, or (ii) 75 days after the Company makes such determination; provided, however, that the Company may delay a Demand Registration pursuant to this Section 2.1(b) no more than once during the 12 months following the Distribution Date and no more than once during any six-month period thereafter;

(c) the number of the Shares originally requested to be registered pursuant to any registration requested pursuant to this Section 2 shall cover Shares with an aggregate Fair Market Value as of the date of the notice delivered to the Company pursuant to Section 2.1 of at least $75 million (for purposes of this Agreement, “Fair Market Value” shall mean, as of any date, the closing price per share of the Class A Common Stock on The New York Stock Exchange on the trading day immediately preceding such date); and

(d) if the intended method of disposition is a Demand Registration and is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock, the Company shall include in such registration the number of Shares requested by Holders of a majority of the Shares to be included therein which, in the opinion of such Holders based upon advice of the managing underwriters, can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for the Class A Common Stock, pro rata among the respective Holders thereof on the basis of the amount of Shares owned by each Holder requesting inclusion of Shares in such registration.

2.2 Registration Expenses. All Registration Expenses (as defined in Section 8) for any registration requested pursuant to this Section 2 (including any registration that is delayed or withdrawn) shall be paid by the Company; provided, however that, notwithstanding the foregoing, the Selling Holders shall pay the filing fees incident to securing any required review by The New York Stock Exchange and any other securities exchange on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange in connection with any registration requested pursuant to this Section 2 (including any registration that is delayed or withdrawn); provided further, however, that all expenses of a Demand Registration made in connection with a Distribution (as defined in the Separation and Distribution Agreement) shall be borne by the Holder or Holders.

2.3 Selection of Professionals. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to underwrite or otherwise administer the offering, provided that, such investment banker(s) and managers(s) are of national standing and reputation (the “Investment Bankers”). The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the financial printer and counsel for the Selling Holders. The Company shall select its own outside counsel and independent auditors.

2.4 Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any Person (as defined in Section 6(e)) (including the Company) other than the Selling Holders (the “Third Person Shares”) in any registration of the Shares requested pursuant to this Section 2 so long as the Third Person Shares are disposed of in accordance with the intended method or methods of disposition requested pursuant to this Section 2.

If a Demand Registration in which the Company proposes to include Third Person Shares is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares and Third Person Shares requested to be included in such offering exceeds the number of Shares and Third Person Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock (the “Maximum Number”), the Company shall not include in such registration any Third Person Shares unless all of the Shares initially requested to be included therein are so included, and then only to the extent of the Maximum Number.

2.5 Permitted Transferees. As used in this Agreement, “Permitted Transferees” shall mean any transferee, whether direct or indirect, of Shares that (i) (x) as of the time of transfer of the Shares to such transferee is, and as of immediately prior to the sale of Shares pursuant to the Demand Registration or Piggyback Registration, as the case may be, will be, a Dean Foods Group Member (as defined in the Separation and Distribution Agreement) or (y) is a third-party lender participating in an Equity for Debt Exchange (as defined in the Separation and Distribution Agreement) (or an Affiliate of such third-party lender) and (ii) is designated by Dean Foods (or a subsequent Holder) in a written notice to the Company as provided for in Section 9.3. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.

2.6 Shelf Registration; Distribution. With respect to any Demand Registration, the requesting Holders may, but shall not be required to, request the Company to effect a registration of the Shares (a) under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”); or (b) in the form of a Distribution as defined in the Separation and Distribution Agreement. The Company shall use its commercially reasonable efforts to comply with any such request.

2.7 SEC Form; Information. The Company shall use its commercially reasonable efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on Form S-1 (or any successor form). The Company shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible. All such Demand Registrations shall comply with the applicable requirements of the Securities Act and the SEC’s rules and regulations thereunder, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall timely file all reports on Forms 10-K, 10-Q and 8-K (or any successor forms), and all material required to be filed, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent that such filing shall be a condition to the initial filing or continued use or effectiveness of any Demand Registration or to the extent required to enable any Holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act (or any similar rule or regulation hereafter promulgated by the SEC). From and after the date hereof through the earlier of the expiration or termination of this Agreement or the date upon which the Dean Foods Group (as defined in the Separation and Distribution Agreement) ceases to own any Shares, the Company shall forthwith upon written request furnish any Holder (i) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Shares without registration under the Securities Act.

2.8 Other Registration Rights. The Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback” or other rights, unless such rights are subject and subordinate to the rights of the Holders under this Agreement until at least the date that is 18 months after the Distribution Date.

2.9 Withdrawal. The Holders may withdraw a Demand Registration at any time and under any circumstances.

Section 3. Piggyback Registrations.

3.1 Notice and Registration. If the Company proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner that would permit registration of the Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give at least 20 days’ advance written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to the Company within 15 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), the Company will use its commercially reasonable efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:

(a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such other securities, the Company may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders’ written request described above in this

Section 3.1, the Holders) and thereupon the Company shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Section 2) that such registration be effected as a registration under Section 2 or to include such Shares in any subsequent Piggyback Registration pursuant to this Section 3;

(b) the Company shall not be required to effect any registration of the Shares under this Section 3 incidental to the registration of any of its securities (i) on Form S-4 or S-8 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock or similar options or in connection with any employee benefit or similar plan of the Company, or (iii) in connection with an acquisition of, or an investment in, another entity by the Company;

(c) if a Piggyback Registration is an underwritten registration on behalf of the Company (whether or not selling security holders are included therein) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock (the “Piggyback Maximum Number”), the Company shall include the following securities in such registration up to the Piggyback Maximum Number and in accordance with the following priorities: (i) until the date that is 18 months after the Distribution Date, (x) first, the securities the Company proposes to sell, (y) second, up to the number of Shares requested to be included in such registration, pro rata among the Selling Holders of such Shares on the basis of the number of Shares owned by each such Selling Holder, and (z) third, up to the number of any other securities requested to be included in such registration and (ii) after the date that is 18 months after the Distribution Date, (x) first, the securities the Company proposes to sell, and (y) second, up to the aggregate number of shares of Common Stock requested to be included in such registration by the Selling Holders and other Persons holding shares of Common Stock entitled to request that such shares be included in such registration (each a “Requesting Party”), pro rata among the Selling Holders and the Requesting Parties on the basis of the number of shares of Common Stock owned by each such Selling Holder or Requesting Party;

(d) no registration of the Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Shares pursuant to Section 2; and

(e) any Selling Holder may withdraw any or all of its Shares from a Piggyback Registration at any time under any circumstances.

3.2 Selection of Professionals. If any Piggyback Registration is an underwritten offering, the Company shall select the Investment Bankers to administer any such underwritten offering. The Holders of a majority of the Shares included in any such Piggyback Registration shall have the right to select counsel for the Selling Holders. The Company shall select its own outside counsel and independent auditors.

3.3 Registration Expenses. The Company will pay all of the Registration Expenses in connection with any registration pursuant to this Section 3.

Section 4. Registration Procedures.

4.1 Registration and Qualification. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any of the Shares under the Securities Act as provided in Sections 2 and 3, including an underwritten offering pursuant to a Shelf Registration, the Company shall use its commercially reasonable efforts to:

(a) as promptly as practicable (and, in any event within 30 days (in the case of a registration statement on Form S-3) or 90 days (in the case of all other registration statements)) after the date of any demand under Section 2, prepare and file with the SEC a registration statement with respect to such Shares and cause such registration statement to become effective as soon as practicable after the initial filing thereof (provided that, before filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to the Selling Holders and the underwriters or dealer managers, if any, copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such counsel) and the Company shall not file with the SEC any registration statement or prospectus or amendments or supplements thereto to which the Selling Holders or the underwriters or dealer managers, if any, shall reasonably object);

(b) except in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of 60 days after such registration statement becomes effective, plus the number of days that any filing or effectiveness has been delayed under Section 2.1(b);

(c) in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 36 months after the effective date of such registration statement plus the number of days that any filing or effectiveness has been delayed under Section 2.1(b) and/or suspended under Section 4.3(a), and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement (the “Shelf Effective Period”);

(d) furnish to the Selling Holders and to any underwriter(s) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as the Selling Holders or such underwriter(s) may reasonably request;

(e) register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(f) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for the Company and (ii) furnish to the Selling Holders, addressed to them, a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;

(g) notify the Selling Holders and the managing underwriter(s), if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective, when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (B) of any comments (written or oral) by the SEC or any request by the SEC or any other federal or state governmental authority (written or oral) for amendments or supplements to such registration statement or such prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement or dealer manager agreement cease to be true and correct and in all material respects, and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(h) immediately notify the Selling Holders and the managing underwriter(s), if any, at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders or the underwriter(s) prepare and file with the SEC (and furnish to the Selling Holders and the underwriter(s) or dealer manager(s) a reasonable number of copies of) a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(i) permit any Selling Holder(s) comprising holders of a majority of the Shares to be included in such registration, in their sole and exclusive judgment, to participate in the preparation of such registration or comparable statement (including but not limited to having prompt access to any SEC comment letters or other communications in connection with such registration and the Company’s responses thereto) and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Selling Holder(s) and their counsel should be included;

(j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(k) in the case of a Demand Registration relating to an underwritten offering, cause the senior executive officers of the Company, as selected by mutual agreement of the Company and the Selling Holders to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, including participation of such officers in road show presentations, except to the extent that such participation materially interferes with the management of the Company’s business; provided that the effectiveness period for any Demand Registration shall be increased on a day-for-day basis by the period of time that management cannot participate; and

(l) cause the Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares.

The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such Shares as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

Each Selling Holder will as promptly as reasonably practicable notify the Company at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Selling Holder has knowledge, relating to such Selling Holder or its disposition of Shares thereunder requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Dean Foods agrees, and any other Selling Holder agrees by acquisition of such Shares, that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(h), such Selling Holder will forthwith discontinue disposition of Shares pursuant to such registration statement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(h), or until such Selling Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies, of the prospectus covering such Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Shares covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4.1(h) or is advised in writing by the Company that the use of the prospectus may be resumed.

No Selling Holder may participate in any underwritten offering or registered exchange offer hereunder unless such Selling Holder (i) agrees to sell such Selling Holder’s securities on the basis provided in any underwriting arrangements or dealer manager agreements approved by the Company or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, dealer manager agreements, and other documents reasonably required under the terms of such underwriting arrangements or this Agreement.

4.2 Underwriting. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Section 3 which involves, in whole or in part, an underwritten offering), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including, without limitation, indemnities, contribution and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 4.1(f). The Company may require that the Shares requested to be registered pursuant to Section 3 be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

4.3 Blackout Periods for Shelf Registrations.

(a) At any time when a Shelf Registration effected pursuant to Section 2 relating to the Shares is effective, upon written notice from the Company to the Selling Holders that the Company has determined in the good faith judgment of the general counsel of the Company, to be confirmed within 15 days by the Board, that (i) the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on the Company or (ii) the Company is unable to comply with SEC requirements for continued use or effectiveness of the Shelf Registration (in the case of either clause (i) or (ii), for convenience, referred to as an “Information Blackout”), the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material (or the Company otherwise complies with applicable SEC requirements), (B) 90 days after the general counsel of the Company made such good faith determination (as subsequently confirmed by the Board) unless resuming use of the Shelf Registration is then prohibited by applicable SEC rules or published interpretations, or (C) such time as the Company notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”).

(b) If there is an Information Blackout and the Selling Holders do not notify the Company in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(c)(i) shall be extended for a number of days equal to the number of days in the Sales Blackout Period. The fact that a Sales Blackout Period is required under this Section 4.3 or SEC rules shall not relieve the contractual duty of the Company as set forth in Section 2.7 to file timely reports and otherwise file material required to be filed under the Exchange Act.

4.4 Listing and Other Requirements. In connection with the registration of any offering of the Shares pursuant to this Agreement, the Company agrees to use its commercially reasonable efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed and otherwise facilitate the public trading of such Shares. The Company will take all other lawful actions reasonably necessary and customary under the circumstances to expedite and facilitate the disposition by the Selling Holders of Shares registered pursuant to this Agreement as described in the prospectus relating thereto, including without limitation timely preparation and delivery of stock certificates in appropriate denominations and furnishing any required instructions or legal opinions to the Company’s transfer agent in connection with Shares sold or otherwise distributed pursuant to an effective registration statement.

4.5 Holdback Agreements.

(a) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or S-4 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b) If the Holders of Shares notify the Company in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Section 2 hereof, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to, and during the 90-day period beginning on, the date specified in such notice for such proposed sale, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(c) If the Company completes an underwritten registration with respect to any of its securities (whether offered for sale by the Company or any other Person) on a form and in a manner that would have permitted registration of the Shares, if no Holder requested the inclusion of any Shares in such registration, and if the Company gives each Holder at least 20 days prior written notice of the approximate date on which such offering is expected to be commenced, the Holders shall not effect any public sales or distributions of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from the Company by any underwriters in connection with such previous registration, provided that the holdback period applicable to the Holders shall (i) in no event be longer than a period of seven days prior to, and during the 90-day period beginning on the effective date of such registration statement, (ii) not apply to any Distribution under the Separation and Distribution Agreement, (iii) not apply to any Holder owning less than 10% of the Company’s outstanding voting securities, and (iv) not apply unless all directors and officers of the Company and holders of 10% or more of the Company’s outstanding voting securities are bound by the same holdback restrictions as are intended to apply to the Holders; provided, that for the purposes of clause (iii), all Dean Foods Group Members shall be treated as a single Selling Holder.

Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, the Company will give each Selling Holder and the underwriters, if any, and their respective counsel and accountants representing such Selling Holders and underwriters, access to its financial and other records, pertinent corporate documents and properties of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or such counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that for purposes of this Section 5, all Dean Foods Group Members shall be treated as a single Selling Holder.

Section 6. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Covered Persons”) against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such Selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other Selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (i) no such Holder will be required to contribute any amount in excess of the net amount of proceeds of all such Shares offered and sold by such Holder pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) the Company, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission is contained in written information furnished by such Selling Holder to the Company specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation for each Selling Holder to indemnify shall be several and not joint, and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to (as a result of a conflict of interest, as determined in the indemnified party’s reasonable judgment), or who elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity, or any department, agency or political subdivision thereof.

(e) The rights and obligations of the Company and the Selling Holders under this Section 6 shall survive the termination of this Agreement.

Section 7. Benefits and Termination of Registration Rights. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Shares shall have ceased to be outstanding; (e) in the case of Shares held by a Permitted Transferee, when such Shares become eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision); or (f) the third anniversary of the Distribution Date occurs.

Section 8. Registration Expenses. As used in this Agreement, the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters; (c) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of; (d) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (e) the filing fees incident to securing any required review by The New York Stock Exchange and any other securities exchange on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange; (f) the costs of preparing stock certificates; (g) the costs and charges of the Company’s transfer agent and registrar; and (h) the fees and disbursements of any custodians or agents. Registration Expenses shall not include (i) underwriting discounts and underwriters’ commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders and (ii) the fees, disbursements and expenses of the Selling Holders’ counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act.

Section 9. Miscellaneous.

9.1 Entire Agreement. This Agreement, the Separation and Distribution Agreement, all the other Ancillary Documents (as defined in the Separation and Distribution Agreement) and all other Exhibits and Schedules attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Dean Foods:

Dean Foods Company

2711 N. Haskell Avenue

Suite 3400

Dallas, Texas 75201

Fax: (214) 303-3853

Attention: General Counsel

if to the Company:

The WhiteWave Foods Company

12002 Airport Way

Broomfield, CO 80021

Fax: 303-635-5107

Attention: General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the day at the place such notice or communication is received if confirmed by return facsimile. Any notice or communication sent by air courier shall be deemed effective on the day at the place at which such notice or communication is received if delivery is confirmed by the air courier. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth Business Day (as defined below) at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed. “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions located in Dallas, Texas or New York, New York, are authorized or obligated by law or executive order to close.

9.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its legal representatives and successors, and each affiliate of such party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than any Permitted Transferee, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

9.6 Assignment. This Agreement may not be assigned by any party hereto other than by Dean Foods to a Permitted Transferee as provided for in Section 2.5; provided, further, that Dean Foods may assign this Agreement in connection with a merger transaction in which Dean Foods is not the surviving entity, or the sale of all or substantially all of its assets.

9.7 Jurisdiction. If any dispute, controversy or claim arises out of or in connection with this Agreement, the parties irrevocably (a) consent and submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient, and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.3. Nothing in this Section 9.7, however, shall affect the right to serve legal process in any other manner permitted by law.

9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

9.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10 Amendment. No change, amendment or waiver will be made to this Agreement, except by an instrument in writing signed on behalf of each of the parties hereto.

9.11 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this

Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforce-able against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

9.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All references made herein to the Company as a party which operate as of a time following the Effective Time shall be deemed to refer to the Company and its subsidiaries as a single party.

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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

DEAN FOODS COMPANY

/s/ Timothy A. Smith

By:	Timothy A. Smith
Its:	Treasurer

THE WHITEWAVE FOODS COMPANY

/s/ Kelly J. Haecker

By:	Kelly J. Haecker
Its:	Senior Vice President, Finance, and Chief Financial Officer

Registration Rights Agreement